Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Prospectus Supplement filed with Registration Statement on Form S-3 (Amendment No. 1) of Auddia, Inc. of our report dated March 5, 2025, relating to our audits of the December 31, 2024 and 2023, financial statements of Auddia, Inc. Our audit report includes an explanatory paragraph relating to Auddia Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Haynie & Company

Salt Lake City, Utah

September 10, 2025